                                                                 EXHIBIT (8)(MM)

                   AMENDMENT NO. 2 TO PARTICIPATION AGREEMENT
       BETWEEN ALLIANCE GLOBAL INVESTOR SERVICES, INC., ALLIANCEBERNSTEIN
                  INVESTMENT RESEARCH AND MANAGEMENT, INC. AND
                      MERRILL LYNCH LIFE INSURANCE COMPANY

     THIS AMENDMENT, effective as of the 1st day of May, 2007, by and among Alliance Global Investor Services, Inc. a Delaware company (the "Transfer Agent"), AllianceBernstein Investment Research and Management, Inc., a Delaware company, (the "Underwriter") and Merrill Lynch Life Insurance Company, an Arkansas life insurance company (the "Company");

                                   WITNESSETH:

     WHEREAS, the Transfer Agent, the Underwriter and the Company heretofore entered into a Participation Agreement dated September 16, 2002, (the "Agreement"), with regard to separate accounts established for variable life insurance and/or variable annuity contracts offered by the Company; and

     WHEREAS, the Transfer Agent, the Underwriter and the Company desire to amend Schedule B to the Agreement in accordance with the terms of the Agreement.

     NOW, THEREFORE, in consideration of the above premises, the Transfer Agent, the Underwriter and the Company hereby agree:

     1. Amendment. Schedule B to this Agreement is amended in its entirety and is replaced by the Schedule B attached hereto.

     2.   Notices. Article X Notices. is amended to read as follows:

          If to the Company: Barry G. Skolnick, Esq.
                             Senior Vice President and General Counsel
                             Merrill Lynch Life Insurance Company
                             1700 Merrill Lynch Drive, 3rd Floor
                             Pennington, NJ 08534

     3. Effectiveness. This amended Agreement shall be effective as the date hereof.

     4. Continuation. Except as set forth above, the Agreement shall remain in full force and effective in accordance with its terms.

     5. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original.

                     (Signatures located on following page)

     IN WITNESS WHEREOF, the Transfer Agent, the Underwriter and the Company have caused the Amendment to be executed by their duly authorized officers effective as of the day and year first above written.

ALLIANCE GLOBAL INVESTOR                MERRILL LYNCH LIFE INSURANCE COMPANY
SERVICES, INC.


By:                                     By:
    ---------------------------------       ------------------------------------
Name:                                   Name:
      -------------------------------         ----------------------------------
Title:                                  Title:
       ------------------------------          ---------------------------------
Date:                                   Date:
      -------------------------------         ----------------------------------


ALLIANCEBERSTEIN INVESTMENT RESEARCH
AND MANAGEMENT, INC.


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------
Date:
      -------------------------------

                                   SCHEDULE B

DESIGNATED PORTFOLIOS AND CLASS

AllianceBernstein Growth and Income Fund, Inc.     Class A

AllianceBernstein International Value              Class A

AllianceBernstein Large Cap Growth Fund, Inc.      Class A

AllianceBernstein Small/Mid Cap Value Fund, Inc.   Class A

AllianceBernstein Value Fund, Inc.                 Class A

As of May 1, 2007